UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 2, 2012

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

560 S. Winchester Blvd., Suite 500
San Jose, CA 95128
(Address of principal executive offices)

(650) 319-6743
(Registrant's telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

Kranem Corporation (the “Company”) and its independent registered public accounting firm, De Joya Griffith & Company, LLC (“De Joya Griffith”), have not been able to resolve issues relating to amounts due for services. On November 2, 2012, De Joya Griffith delivered to the Company a letter of resignation. It is the Company’s position that De Joya Griffith was dismissed as of that date.

By unanimous written consent dated November 6, 2012, the board of directors of the Company confirmed the dismissal of De Joya Griffith, effective November 2, 2012. The Company does not have an audit committee.

During the years ended December 31, 2011 and 2010 and through the date of De Joya Griffith’s dismissal, there were (1) no disagreements with De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of De Joya Griffith, would have caused De Joya Griffith to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements, and (2) no reportable events of the type described in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished De Joya Griffith with a copy of this disclosure and requested De Joya Griffith to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2012

KRANEM CORPORATION

By: /s/ Edward Miller
Name: Edward Miller
Title: Chief Financial Officer